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                                EXHIBIT 3.2
                                                 Restated February 15, 1999


                                  BYLAWS

                                    OF

                      OLD KENT FINANCIAL CORPORATION


                                 ARTICLE I
                                  OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office shall be in the City of Grand Rapids, County of Kent, State of Michigan.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                ARTICLE II
                         MEETINGS OF SHAREHOLDERS

     SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held at such times and places, within or without the State of Michigan, as may be fixed from time to time by the Board of Directors. If no designation of the place of a meeting is made, such meeting shall be held at the principal office of Old Kent Bank in Grand Rapids, Michigan.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held each year at such time on such business day in the month of April as may be designated by the Board of Directors, or if no such designation is made, at 10 a.m. on the third Monday in April, or if that day is a legal holiday, then on the next succeeding business day at such place and hour as shall be fixed by the Board of Directors.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by resolution of a majority of the Board of Directors or by the Chairman of the Board or Chief Executive Officer of the Corporation, and shall be held on a date fixed by the Board of Directors or the Chairman of the Board or Chief Executive Officer.

     SECTION 4. NOTICE OF MEETINGS. Written notice of each meeting of shareholders, stating the time, place and purposes thereof, shall be given


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to each shareholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date fixed for the meeting. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute (a) waiver of objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     SECTION 5. SHAREHOLDER LIST. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at each meeting, arranged by class or series of shares in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. The list shall be produced at the time and place of the meeting and may be inspected during the entire time of the meeting by any shareholder who is present at the meeting.

     SECTION 6. QUORUM. Unless a greater or lesser quorum is provided in the Articles of Incorporation or statute, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the Articles of Incorporation or statute. If there is no quorum, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. Once a quorum is determined to be present, the shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened. If not reconvened, such meeting shall stand adjourned pending submission of the results of voting to the Secretary of the Corporation, whereupon such meeting shall stand adjourned until the next regular or special meeting of shareholders.



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     SECTION 7.     VOTE REQUIRED.  When a quorum is present at a meeting,
any action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the Articles of Incorporation or statute. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

     SECTION 8. VOTING RIGHTS. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder.

     SECTION 9. PROXIES. A shareholder entitled to vote at a meeting of shareholders may authorize other persons to act for the shareholder by proxy, subject to the following:

          (a) A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

          (b) The following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy:

               (i) the execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means, including but not limited to facsimile signature; or

               (ii) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or if there are no inspectors the persons making the determination, shall specify the information upon which they relied.



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          (c)  A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to Subsection 9(b) may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

          (d) A proxy is revocable at the pleasure of the shareholder executing it, except as otherwise provided by law and the proxy.

          (e) The authority of the holder of a proxy to act is not revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of the incompetence or death is received by the corporate officer responsible for maintaining the list of shareholders.

          (f) When any vote is taken by written ballot at any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.

     SECTION 10. MATTERS TO BE CONSIDERED. Except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws:

          (a) No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a shareholder of record in accordance with the notice provisions set forth in this Section 10 and any other applicable requirements; or
     (iv) a procedural matter presented, or accepted for presentation, by the chairman of the meeting in the chairman's sole discretion.

          (b) For a matter to be properly presented by a shareholder for action at a meeting of shareholders, the shareholder must be a shareholder of record and must have given timely notice of the shareholder's intention to present the matter for action at the meeting in writing to the Secretary of the Corporation. To be timely, the notice must be delivered to, or mailed to and received at, the office of the Secretary of the Corporation not less than 120 calendar days prior to the date corresponding to the date on which the Corporation's proxy statement or notice of meeting was first released to shareholders in connection with the last preceding annual meeting of shareholders, in the case of an annual meeting (unless the


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     Corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), or not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting, in the case of a special meeting. The notice by the shareholder must set forth: (i) a brief description of the matter the shareholder desires to present for shareholder action;
     (ii) the name and record address of the shareholder proposing the matter for shareholder action; (iii) the class and number of shares of stock of the Corporation that are beneficially owned by the shareholder; (iv) any material interest of the shareholder in the matter proposed for shareholder action; and (v) the exact text of any resolution the shareholder proposes to present for action at the meeting.

     SECTION 11. CONDUCT OF MEETINGS. Shareholder meetings shall be conducted as follows:

          (a) The chairman of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to shareholders.

          (b) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.

          (c) The chairman of the meeting may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for a vote only if presented in the manner provided in Article II, Section 10, of these Bylaws.

          (d) The chairman of the meeting may require any person who is not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

          (e) If disorder should arise that, in the absolute discretion of the chairman of the meeting, would prevent the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

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          (f)  The chairman of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall close upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes nor any revocations or changes to ballots, proxies, or votes may be accepted.

          (g) When the chairman of the meeting has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

          (h) When the chairman of the meeting determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

          (i) When the chairman of the meeting has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

     SECTION 12. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the chairman of a meeting of shareholders, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors, officers or employees of the Corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     SECTION 13. ADJOURNMENT. If a meeting is adjourned to another time and place, it is not necessary, unless the Bylaws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted that might have been transacted at the original meeting. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

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                                ARTICLE III
                                RECORD DATE

     SECTION 1. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall be no more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the effectuation of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

     SECTION 2. PROVISION FOR RECORD DATE IN THE ABSENCE OF BOARD ACTION. If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to that purpose is adopted.

     SECTION 3. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.


                                ARTICLE IV
                                 DIRECTORS

     SECTION 1. NUMBER AND QUALIFICATION OF DIRECTORS. Each director shall be at least 21 years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Michigan. The number of directors shall be fixed by resolution of the Board of Directors, as provided in the Articles of Incorporation.



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     SECTION 2.     VACANCIES.  Any vacancy, including a vacancy resulting
from any increase in the number of directors, shall be filled in the manner provided in the Articles of Incorporation.

     SECTION 3. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 4. FEES AND EXPENSES. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed compensation for attending committee meetings.

     SECTION 5. RESIGNATION AND REMOVAL. Any director may resign at any time. Such a resignation shall take effect upon receipt of written notice of resignation by the Corporation, or at such subsequent time as set forth in the notice of resignation. Directors may be removed only as provided by statute or the Articles of Incorporation.


                                 ARTICLE V
                           MEETINGS OF DIRECTORS

     SECTION 1. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

     SECTION 2. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders. No notice of such a meeting shall be necessary to the newly elected directors to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place as shall from time to time be determined by the Board of Directors.


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     SECTION 4.     SPECIAL MEETINGS.  Special meetings of the Board of
Directors may be called by the Chairman of the Board or the Chief Executive Officer on one day's notice to each director. Such notice may be given personally, by mail, by telegram, by facsimile transmission or by other means of electronic transmission. Special meetings shall be called by the Chairman of the Board or Chief Executive Officer in like manner and on like notice on the written request of two directors.

     SECTION 5. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     SECTION 6. QUORUM. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     SECTION 7. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors or of such committee, as the case may be, consent to the action in writing. Any such written consent shall be filed with the minutes or proceedings of the Board or Directors or committee.

     SECTION 8. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board of Directors or committee, by means of conference telephone or similar communications equipment by means through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

     SECTION 9. WAIVER OF NOTICE. Attendance of a director at or participation in a meeting of the Board of Directors or any committee constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon his or her arrival, to the meeting or the transaction of any business because the meeting has not lawfully been called or convened, and the person does not thereafter vote for or assent to any



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action taken at the meeting.  Notice of any meeting of the Board of
Directors or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after the meeting.


                                ARTICLE VI
                          COMMITTEES OF DIRECTORS

     SECTION 1. COMMITTEES. The Board of Directors may from time to time appoint committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve at the pleasure of the Board of Directors. The Board of Directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The Board of Directors may fill any vacancies in any committee as they occur.

     SECTION 2. EXECUTIVE COMMITTEE. The Executive Committee, if there is one, shall have and may exercise the full powers and authority of the Board of Directors in the management of the business affairs and property of the Corporation during the intervals between meetings of the Board of Directors. The Executive Committee shall also have the power and authority to declare distributions and dividends and to authorize the issuance of stock.

     SECTION 3.     AUDIT COMMITTEE.

          (a) FUNCTION. The Audit Committee shall perform the function of an audit committee for the Corporation and each of its subsidiaries as that function may be defined for the purpose of compliance with laws and regulations applicable to the Corporation and each of its subsidiaries. The Audit Committee shall have the following duties and responsibilities:

               (i) causing a suitable examination of the financial records and operations of the Corporation and each of its subsidiaries to be made by the internal auditor of the Corporation;

               (ii) recommending to the Board of Directors the employment of independent public accountants who fulfill the requirements established by Section 36 of the Federal Deposit Insurance Act, as amended, and any regulations issued pursuant to such act by the Federal Deposit Insurance Corporation or any successor of such corporation;

               (iii) reviewing with the independent public accountants and management of the Corporation and its subsidiaries the bases for reports required by Section 36 of the Federal Deposit Insurance


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          Act, as amended, and any regulations issued pursuant to such act by the Federal Deposit Insurance Corporation or any successor of such corporation;

               (iv) reviewing examination reports of the Corporation prepared by regulatory authorities and such other information concerning examination reports of the Corporation's subsidiaries as the committee deems advisable; and

               (v) reporting to the Board of Directors at least once each calendar year concerning the results of examinations made and such conclusions and recommendations as the Audit Committee deems advisable.

          (b) ELIGIBILITY OF MEMBERS. Directors who fulfill all of the following conditions shall be eligible to serve on the Audit
     Committee:

               (i) members may not be current employees of the Corporation or any of its subsidiaries; and

               (ii) members must satisfy the requirements established by
          Section 36 of the Federal Deposit Insurance Act, as amended, and any regulations issued pursuant to such act by the Federal Deposit Insurance Corporation or any successor of such corporation.

          (c) AUTHORIZED ACTIONS. The Audit Committee shall have and may exercise the full power and authority of the Board of Directors to take, authorize, approve or ratify such actions as the Audit Committee deems appropriate in performance of the duties and responsibilities delegated to the Audit Committee by these Bylaws of the Board of Directors. The Audit Committee may engage counsel and other consultants to assist the committee in performing its duties. Such counsel and other consultants may but need not be otherwise engaged by the Corporation unless otherwise prohibited by applicable laws or regulations.

SECTION 4.     COMPENSATION COMMITTEE.

          (a) FUNCTION. The Compensation Committee shall perform the function of a compensation committee as that function may be defined for the purpose of compliance with laws and regulations applicable to the Corporation. The Compensation Committee shall have the following duties and responsibilities:




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               (i)  determining compensation policy of the Corporation,
          reviewing compensation policies and programs of the Corporation, and submitting recommendations to the Board of Directors;

               (ii) reviewing functions, performance and compensation of senior executive officers;

               (iii) determining compensation of the Chief Executive
          Officer;

               (iv) preparing an annual report to the Corporation's shareholders concerning the compensation policy of the Corporation;

               (v) approving the design, implementation, amendment and termination of option plans and benefit plans of the Corporation; and

               (vi) administering option plans and benefit plans of the Corporation.

          (b) ELIGIBILITY OF MEMBERS. Directors who satisfy all of the following conditions shall be eligible to serve as members of the Compensation Committee:

               (i) a member may not be a current or former employee of the Corporation or any of its subsidiaries;

               (ii) a member must be a "Non-Employee Director" as such term is defined in Securities and Exchange Commission Rule 16b-3;

               (iii) a member must be an "outside director" as such term is defined for the purpose of Internal Revenue Service Regulation 1.162-27; and

               (iv) a member must not have an "Interlocking Relationship" with the Corporation or any of its officers. An "Interlocking Relationship" shall include a relationship in which an executive officer of the Corporation serves as a member of the board of directors of another entity of which a director of the Corporation is an executive officer, or any other relationship which would be required to be disclosed pursuant to Item 402(j)(3) of Securities and Exchange Commission Regulation S-K.

          (c) AUTHORIZED ACTIONS. The Compensation Committee shall have and may exercise the full power and authority of the Board of Directors to:


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               (i)  approve adoption, amendment and termination of stock
          option plans and benefit plans of the Corporation;

               (ii) exercise all powers and duties of the Corporation as sponsor and plan administrator of its option plans and benefit plans and to delegate administrative functions and responsibilities to employees of the Corporation or any subsidiary of the Corporation;

               (iii) interpret stock option plans and benefit plans and programs of the Corporation in accordance with their terms and applicable law;

               (iv) authorize the issuance of stock of the Corporation pursuant to the option plans and benefit plans of the Corporation, subject to any required approval of the shareholders;

               (v) engage counsel and other consultants as the Committee may deem necessary or advisable to assist the Committee in performing its duties, which counsel and other consultants may but need not be otherwise engaged by the Corporation; and

              (vi) take, authorize, approve or ratify such actions as the Compensation Committee deems appropriate in performance of the duties and responsibilities delegated to the Compensation Committee by these Bylaws or the Board of Directors.

     SECTION 5. COMMITTEE ON DIRECTORS. The Committee on Directors, if there is one, shall have the following duties and responsibility:

          (a) considering candidates for the Board of Directors;

          (b) proposing to the Board of Directors candidates for the Board of Directors to be appointed by the Board of Directors to fill vacancies or to be nominated for election by the shareholders;

          (c) reviewing and recommending the compensation and retirement policies of the Board of Directors and making recommendations to the Board of Directors concerning implementation of these policies;

          (d) reviewing director attendance; and

          (e) such other duties, responsibilities, power and authority as may be delegated to the Committee on Directors by the Board of Directors.



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     SECTION 6.     OTHER COMMITTEES.  The Board of Directors may designate
such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

     SECTION 7. MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine. Special meetings of committees may be called by any member, and notice thereof may be given to the members personally, by mail, by telegram, by facsimile transmission or by other means of electronic transmission. A majority of the members of a committee shall constitute a quorum for the transaction of the business of the committee.
A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

     SECTION 8. SUBSTITUTES. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.


                                ARTICLE VII
                       OFFICERS AND TITLED POSITIONS

     SECTION 1. APPOINTMENT OF OFFICERS. The Board of Directors at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its number a Chairman of the Board and a President. The Board of Directors shall also appoint a Secretary, a Treasurer and a Chief Financial Officer, all of whom shall be officers of the Corporation. The Board of Directors may also appoint and expressly designate such other individuals as it may deem proper to be officers of the Corporation, with such titles as the Board of Directors may deem appropriate. If the offices of Chairman of the Board and President are held by a single person, that officer shall be the Chief Executive Officer of the Corporation; if not, the Board of Directors shall designate either the Chairman of the Board or the President to be the Chief Executive Officer of the Corporation. The dismissal of an officer, the appointment of an officer to fill the office of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or additional office, may be made by the Board of Directors at any later meeting. Any two or more offices may be filled by the same person.

     SECTION 2. APPOINTMENTS TO TITLED POSITIONS. The Board of Directors or the Chief Executive Officer may from time to time appoint individuals to fill titled positions. Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the Chief Executive Officer and shall perform such duties and exercise such authority as may be assigned by the Board of Directors or the Chief Executive Officer. Dismissal of the holder of a titled position, appointment of a replacement for a holder of a titled position, appointment of any additional titled position holders, and change of a titled position holder to a different or additional position, may be made by the Board of Directors or the Chief Executive Officer. Any two or more titled positions may be filled by the same person.

     SECTION 3. AUTHORITY OF OFFICERS. The Chief Executive Officer, the President (if not also the Chief Executive Officer), the Secretary, the Treasurer, the Chief Financial Officer and such other persons as the Board of Directors shall have appointed and expressly designated as officers shall be the only officers of the Corporation. Only the officers of the Corporation shall have discretionary authority to determine the fundamental policies of the Corporation. Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the Board of Directors shall not be officers of the Corporation regardless of their titles.

     SECTION 4. AUTHORITY OF TITLED POSITIONS. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

     SECTION 5. TERM OF SERVICE. Each officer and holder of a titled position shall serve at the pleasure of the board. The Board of Directors may remove any officer or holder of a titled position from that office or position for cause or without cause. Any officer or holder of a titled position may resign his or her office or position at any time, such resignation to take effect upon receipt of written notice thereof by the Corporation unless otherwise specified in the resignation.

     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and all meetings of the Board of Directors.

     SECTION 7. PRESIDENT. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his or her office, subject, however, to his or her right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. In case of the absence or inability to act of the Chairman of the Board, the President shall exercise all of the duties and responsibilities of the Chairman of the Board until the Board of Directors shall otherwise direct.

     SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to his or her duties as Chairman of the Board or President, as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Corporation, other than the officers appointed by the Board of Directors, as he or she may deem necessary.

     SECTION 9. VICE-CHAIRMEN OF THE BOARD. Each Vice-Chairman of the Board shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. In case of the absence or inability to act of the Chairman of the Board and the President, the duties of his or her office shall, unless otherwise specified by these Bylaws, be performed by the Vice-Chairmen of the Board in the order of their seniority or such other priority as may be established by the Board of Directors or by the Chief Executive Officer, unless and until the Board of Directors shall otherwise direct, and, when so acting, the duly authorized Vice-Chairman of the Board shall have all the powers of, and shall be subject to the restrictions upon, the Chairman of the Board or the President.

     SECTION 10. VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Vice President, Assistant Vice President and such other vice presidents as may be designated by the Board of Directors shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. In case of the absence or inability to act of the President, and in the absence or inability to act of the Vice-Chairmen of the Board, the duties of the President shall, unless otherwise specified by these Bylaws, be performed by the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents, the Assistant Vice Presidents and then such other vice presidents as may be designated by the Board of Directors in the order of their seniority or such other priority as may be established by the Board of Directors or by the Chief Executive Officer, unless and until the Board of Directors shall otherwise direct, and, when so acting, the duly authorized Executive Vice President, Senior Vice President, Vice President or Assistant Vice President shall have all the powers of, and shall be subject to the restrictions upon, the President. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents have the authority to sign or execute contracts and other documents which shall be binding on the Corporation and to fulfill the terms thereof, but such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents shall not have the discretionary policy-making authority conferred upon the officers by these Bylaws unless expressly designated as an officer by the Board of Directors.


     SECTION 11. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is necessary or appropriate, and when so affixed may attest the same. He or she shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.


     SECTION 12. TREASURER. The Treasurer shall have custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

     SECTION 13. ABSENCE. In the case of the absence or inability to act of any officer or holder of any titled position, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors or the Chief Executive Officer may delegate for the time being the powers or duties of such officer or holder of any titled position, to any other director or officer. To the extent that the enumerated powers or duties do not involve participation in major policy-making functions of the

Corporation or the exercise of discretionary authority to that end, said powers or duties may be delegated for the time being to the holder of a titled position, but shall be exercised under the supervision of an officer.


                               ARTICLE VIII
                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OTHER THAN IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or executive officer of the Corporation or a subsidiary, or, while serving as such a director or executive officer, is or was serving at the request of the Corporation or a subsidiary as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, or with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful. Persons who are not directors or executive officers of the Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

     SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or executive officer of the Corporation or a subsidiary, or, while serving as such a director or executive officer, is or was serving at the request of the Corporation or a subsidiary as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the Corporation against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation except to the extent authorized in Section 6 of this Article. Persons who are not directors or executive officers of the Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation.

     SECTION 3. EXPENSES. To the extent that a director or executive officer, or other person whose indemnification is authorized by the Board of Directors, has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in the defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith and any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section.

     SECTION 4. DETERMINATION THAT INDEMNIFICATION IS PERMITTED. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Such determination and evaluation shall be made in any of the following ways:

          (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding;

          (b) if a quorum cannot be obtained under subsection (a), by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties or threatened to be made parties to such action, suit or proceeding;

          (c) by independent legal counsel (who may be the regular counsel to the Corporation) in a written opinion, which counsel shall be selected by the Board of Directors or its committee as provided in (a) or (b) above; provided that if a quorum of the Board of Directors cannot be obtained under (a) above and a committee cannot be designated as provided in (b) above, then the Board of Directors shall select such independent counsel; or

          (d) by all Independent Directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to such action, suit or proceeding; or

          (e) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to such action, suit or proceeding may not be voted for this purpose.

In designating a committee under (b) above, or in the selection of independent legal counsel in the event a committee cannot be designated pursuant to (c) above, all directors may participate. The Corporation may indemnify a person for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement for which the person is entitled to indemnification under
Section 1 or 2 of this Article, even though the person is not entitled to indemnification for the total amount of such expenses, judgments, penalties, fines and amounts paid in settlement.

     SECTION 5. INDEMNIFICATION FOR LIMITED LIABILITY. To the extent that the Articles of Incorporation eliminate or limit the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the Corporation shall indemnify a director for the expenses and liabilities described in this Section 5 without a determination that the director has met the standard of conduct set forth in Sections 1 or 2 of this Article; but no indemnification may be made except to the extent authorized in Section 6 of this Article if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act or intentionally committed a criminal act. In connection with an action or suit by or in the right of the Corporation as described in Section 2 of this Article, indemnification under this Subsection 5 may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 2 of this Article, indemnification under this Section 5 may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

     SECTION 6. ADVANCING OF EXPENSES. Expenses incurred by any person who is or was serving as a director or executive officer of the Corporation or a subsidiary who is a party or threatened to be made a party to any civil or criminal action, suit or proceeding described in Section 1 or 2 of this Article shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding if (a) the person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article; (b) the person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and (c) no determination has been made that the facts then known to those making the determination would preclude indemnification under the Michigan Business Corporation Act. Persons who are not or were not serving as a director or executive officer of the Corporation or a subsidiary may receive similar advances of expenses to the extent authorized at any time by the Board of Directors, except as otherwise provided by statute or the Articles of Incorporation. Determinations under this Section shall be made in the manner specified in
Section 4 of this Article. Notwithstanding the foregoing, in no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its shareholders.

     SECTION 7. RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. A director, executive officer or other person who is a party or threatened to be made a party to an action, suit or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Section 1 or 2 of this Article or was adjudged liable as described in Section 2 of this Article, provided, however, that if he or she was adjudged liable as described in Section 2 of this Article, his or her indemnification shall be limited to reasonable expenses incurred.

     SECTION 8. INDEMNIFICATION UNDER BYLAWS NOT EXCLUSIVE. The indemnification or advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. The total amount of expenses advanced or indemnified from all sources shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     SECTION 9. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

     SECTION 10. MERGERS. For the purposes of this Article, references to the "Corporation" include the Corporation if absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as the person would if the Corporation were the resulting or surviving corporation and he or she had served the resulting or surviving Corporation in the same capacity.

     SECTION 11. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer or other person whose indemnification is authorized by the Board of Directors as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.


                                ARTICLE IX
                               SUBSIDIARIES

     SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of

Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the Corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.

     SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary corporation, unless he or she is also a director or executive officer of the Corporation, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.


                                 ARTICLE X
                           CERTIFICATES OF STOCK

     SECTION 1. FORM. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, a Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President and which may, but need not be, also be signed by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. The certificate may, but need not be, sealed with the seal of the Corporation, or a facsimile thereof. The Board of Directors may authorize the issuance of some or all of the shares of any class or series of stock of the Corporation without certificates.

     SECTION 2.     FACSIMILE SIGNATURES.  Where a certificate  is signed
(a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of the Chairman of the Board, Vice Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer or any holder of a titled position who has signed, or whose facsimile signature has been used on, any certificate shall cease to be such officer or holder before such certificate has been delivered by the Corporation, such certificate may nevertheless be issued and delivered as though the person who signed such certificate or whose facsimile signature appears thereon continued to be such officer or holder of such titled position.

     SECTION 3. LOST CERTIFICATES. The officers may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the officers may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as they may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 4. REGISTERED OWNER. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares; the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.


                                ARTICLE XI
                            GENERAL PROVISIONS

     SECTION 1. CHECKS. Any signature on any check, demand or note may be signed by the facsimile signature of any person authorized by the Board of Directors to sign under this Section 1 of Article XI. If any officer who has signed or whose facsimile signature has been used shall cease to be such officer, such document may nevertheless be signed by means of such facsimile signature and delivered as though the person who signed such document or whose facsimile signature has been used thereon had not ceased to be such officer.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

     SECTION 4. VOTING SECURITIES. The Chief Executive Officer or any executive officer designated by the Board of Directors shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and to act and to vote, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings he or she and his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

     SECTION 5. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 6. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                ARTICLE XII
                                AMENDMENTS

     These Bylaws may be amended, altered, changed, added to or repealed by the shareholders at any regular or special meeting of the shareholders if notice of such action be contained in the notice of such meeting, or by the Board of Directors at any regular or special meeting of the Board of Directors.




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